Exhibit 99.1

                 Harrington West Announces Record 2003
    Results and Declares Quarterly Dividend of 10 Cents Per Share

   SOLVANG, Calif.--(BUSINESS WIRE)--Jan. 22, 2004--Harrington West Financial Group, Inc. (Nasdaq:HWFG), the holding company for Los Padres Bank, FSB and its division Harrington Bank, today announced that it earned record net income of $7.4 million or $1.63 per share on a fully diluted basis in 2003 compared to $5.0 million or $1.39 per share in 2002, a 46.9% increase in net income. In the December 2003 quarter, Harrington West earned $2.0 million or 43 cents per share on a fully diluted basis, compared to $1.4 million or 34 cents per share in the same quarter a year ago, a 44.0% increase in net income. Return on average equity was 16.4% in 2003 and 17.0% in the December 2003 quarter compared to 15.4% and 15.0%, respectively, in the same periods in 2002. Book value per share was $11.08 at December 31, 2003 compared to $9.81 at December 31, 2002. Given the favorable earnings trend, the Board of Directors declared a quarterly dividend of 10 cents per share, payable on February 13, 2004 to holders of record on January 30, 2004.
   Total assets were $974.8 million as of December 31, 2003 compared to $824.3 million at December 31, 2002. The growth in assets in 2003 is primarily attributed to an increase in loans of $70.4 million to $518.5 million and an increase in investment grade securities of $72.0 million to $398.9 million. Loans grew $14.2 million in the December 2003 quarter or 2.8%. Investments were increased during the year as management found favorable opportunities in largely high quality mortgage investments.

   Financial Performance Analysis

   The net income improvement in 2003 was driven by growth in net interest income and banking fee income relative to expense growth. Net interest income after the provision for loan losses was $25.3 million in 2003 versus $21.2 million in 2002, a 19.6% increase. In the December 2003 quarter, net interest income was $6.7 million after provision for loan losses, compared to $5.5 million in the same quarter a year ago, a 20.5% increase. Net interest margin was 3.07% in 2003 versus 3.14% in 2002, and this measure was 3.00% in the December 2003 quarter, virtually unchanged from the December 2002 quarter. The growth in net interest income in 2003 is attributable to the relative growth in both loans and investment securities and the mix change of loans to higher spread earning business, consumer and commercial real estate loans. The net interest margin has remained relatively stable in 2003 over 2002, but did normalize in the December 2003 quarter from the 3.2% in the September 2003 quarter due to the growth in lower margin securities and some lag in the repricing of assets versus liabilities.
   Harrington West also demonstrated progress in growing banking fee income in 2003, which increased significantly to $4.1 million from $2.5 million in 2002. In the December 2003 quarter, banking fee income was $846.0 thousand, compared to $1.0 million in the quarter a year ago.
   The Company's banking fee income is derived from three main sources: mortgage brokerage fees generated in the bank and Los Padres Mortgage Company (LPMC), fees from loans, deposits and other retail banking activities, and Harrington Wealth Management fees. The Company is seeking to grow each of these fee income sources over time.
   In 2003, mortgage brokerage fees increased to $2.0 million from $1.1 million in 2002 given the strong refinancing environment and with the addition of LPMC late in 2002. Mortgage brokerage fees did slow in the December 2003 quarter as rates increased. These fees were $324.4 thousand in the December 2003 quarter versus $489.7 thousand and $530.8 thousand in the September 2003 and December 2002 quarters, respectively. The Company is seeking to capture more purchase financings through its LPMC joint venture with the largest RE/MAX franchise in the Phoenix metro and by seeking permanent financings from the strong construction and housing environment in all of its markets.
   Loan, deposit, and other retail banking fees were $1.7 million in 2003, up significantly from $1.0 million in 2002. These fees include prepayment penalty fees on commercial and multifamily loans, which were $591.0 thousand for 2003 compared to $257.9 thousand for 2002. In the December 2003 quarter, loan, deposit, and other fees were $413.0 thousand versus $366.5 thousand in the same quarter a year ago.
   Harrington Wealth Management (HWM) fees were $456.1 thousand in 2003 versus $412.1 thousand in 2002. HWM is seeking to replace lower margin custodial fees with investment management fees.
   Operating expenses were $17.8 million in 2003 compared to $14.8 million in 2002, a 21.0% increase. In the December 2003 quarter, these expenses were $4.5 million compared to $4.3 million in the quarter a year ago. The growth of operating expenses is directly attributable to the growth of the Company's operations and infrastructure. In 2003, the Company realized the full impact of the expenses for the Scottsdale banking operation, LPMC, operating as a public company, and the implementation of corporate governance regulations and related audits. Also, commissions paid to loan officers increased commensurate with loan production and related fee income.

   Community Banking Update

   Both deposits and loans grew in 2003 over 2002, despite the heavy refinancing of loans and stiff competition for deposits. Total deposits grew to $570.7 million at December 31, 2003 from $539.9 million and $525.3 million at September 30, 2003 and December 31, 2002, respectively. The growth in 2003 was attributable to successful deposit promotion throughout all markets. Non-interest bearing accounts increased by 45.1% to $29.2 million in 2003. The Scottsdale banking operation reached $48.8 million in deposits at December 31, 2003 from $17.5 million at the same time a year ago and is highly profitable on a marginal basis. The second Harrington Banking operation in the Kansas City metro was also opened successfully in late December 2003.
   The loan growth in 2003 of $70.4 million or 15.7% was fueled by the strong performance of the business lending division, which added $29.3 million in net loans, and the further growth of commercial real estate and multifamily mortgage loans of $61.6 million, while single family loans declined $23.0 million in 2003. The Company has emphasized the origination of single-family loans for fee income and selectively for portfolio. The mix of non-single family mortgage loans in portfolio was 82.1% at December 31, 2003 versus 74.2% at December 31, 2002, continuing the trend in the loan mix to higher spread earning loans. In 2003, the Company originated $315.5 million in loans for portfolio and $165.9 million in loans were brokered to others, resulting in $481.2 million in total loan production, comparing to $283.5 million in total loan originations in 2002.

   Asset Quality

   The credit quality of the portfolio continued to remain favorable. At December 31, 2003, non-performing loans were minimal at $11.7 thousand compared to none at September 30, 2003 and $218.2 thousand at December 31, 2002. The allowance for loan losses was increased $80 thousand in the quarter to $4.6 million, or .88% of net loans in accordance with the Company's reserve policy and the growth in loans.

   Investment Performance Summary

   The total investment portfolio was $398.9 million at December 31, 2003 compared to $346.4 million and $326.9 million at September 30, 2003 and December 31, 2002, respectively. This portfolio is comprised of primarily investment grade mortgage and related securities, managed and hedged to a short duration of less than 6 months, a core competency of management. This portfolio contributes incremental income to the Company and has exceeded the Company's total return spread to one month LIBOR, returning 2.3% in 2003 versus a goal range of 1.0% to 1.5%. Contributing to net income in the December 2003 quarter was a $398.0 thousand pretax gain on investments held in the Company's trading portfolio.

   Closing Comments

   In commenting on the 2003 and December 2003 quarterly results, Chairman and CEO of Harrington West, Craig J. Cerny, stated "We are very pleased to report another successful year of financial performance with Harrington West producing a 47% growth rate in aggregate earnings and a return on equity above 16% in 2003. Our strategy to diversify our business lines, grow fee income, and emphasize quality lending, risk management, and investment management is showing excellent progress. We remain committed to growing the Company in our three primary markets by building high performing community banks led by local professionals. We are excited about our prospects in each market over the next several years as the Company grows beyond $1 billion in assets. We realize the banking environment remains competitive and challenging and our growth rate of earnings will temper, but we believe we are building excellent community banks and thus franchise and shareholder value."
   Harrington West Financial Group, Inc. is a $974.8 million financial institution holding company for Los Padres Bank and its division Harrington Bank. It will operate 13 full service banking operations on the central coast of California; Scottsdale, Arizona; and the Kansas City metro when it opens the Ventura, California office in the spring of 2004. It also owns Harrington Wealth Management Company, a trust and investment management company with $114.4 million in assets under management or custody, and 51% of Los Padres Mortgage Company, LLC, a joint venture mortgage origination company, with Resources Marketing, Inc., the largest RE/MAX realty franchise in Arizona, holding the remaining 49%.

   This Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act. All of the statements contained in the Release, other than statements of historical fact, should be considered forward-looking statements, including, but not limited to, those concerning (i) the Company's strategies, objectives and plans for expansion of its operations, products and services, and growth of its portfolio of loans, investments and deposits; (ii) the Company's beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the operation; (iii) the Company's beliefs as to the adequacy of its existing and anticipated allowances for loan and real estate losses; and (iv) the Company's beliefs and expectations concerning future operating results. Although the Company believes the expectations reflected in those forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not intended to give any assurance as to future results. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                Harrington West Financial Group, Inc.
       (Dollars in thousands, except share and per share data)

                                                At            At
                                             Dec. 31,      Dec. 31,
                                               2003          2002
                                           ------------- -------------
Selected Financial Condition Data:
Total assets                                   $974,799      $824,331
Loans receivable, net                           518,496       448,050
Securities available for sale                   398,691       324,530
Securities held to maturity                         222         2,368
Trading account assets                            2,111         1,934
Deposits                                        570,697       525,271
Federal Home Loan Bank advances                 262,500       235,000
Securities sold under repurchase agreements      65,728           517
Note payable                                          -        11,300
Other Debt                                       15,464             -
Stockholders' equity                             48,076        42,472


                            At or for the Three
                                Months Ended      For the Year Ended
                           -------------------------------------------
                            Dec. 31,   Dec. 31,   Dec. 31,   Dec. 31,
                             2003       2002       2003       2002
                           ---------- ---------- ---------- ----------

Selected Income Statement
 Data:
Interest income              $11,917    $10,941    $46,434    $43,493
Interest expense               5,167      5,341     20,303     21,921
                           ---------- ---------- ---------- ----------
Net interest income            6,750      5,600     26,131     21,572
Provision for loan losses         80         66        790        391
                           ---------- ---------- ---------- ----------
Net interest income after
 provision for loan losses     6,670      5,534     25,341     21,181
Other income:
  Income (loss) from
   trading account assets        398        134      2,647        (31)
  Loss on extinquishment
   of debt                         0          0     (1,610)         0
  Other Gain (loss)              (17)       (40)        30       (350)
  Banking fee income (1)         846      1,017      4,106      2,531
                           ---------- ---------- ---------- ----------
Total other income             1,227      1,111      5,173      2,150

Other expenses:
  Salaries and employee
   benefits                    2,541      2,309     10,086      7,847
  Premises and equipment         719        619      2,722      2,197
  Other expenses (2)           1,245      1,350      5,041      4,713
                           ---------- ---------- ---------- ----------
Total other expenses           4,505      4,278     17,849     14,757

Income before income taxes     3,392      2,367     12,665      8,574
Income taxes                   1,392        978      5,252      3,529
                           ---------- ---------- ---------- ----------
Net income                    $2,000     $1,389     $7,413     $5,045
                           ========== ========== ========== ==========

Common Stock Summary:
Diluted earnings per share     $0.43      $0.34      $1.63      $1.39
Dividends per share             0.10       0.03       0.26       0.10
Stockholders' equity per
 share                         11.08       9.81      11.08       9.81
Diluted weighted average
 shares outstanding        4,606,435  4,105,755  4,545,835  3,641,684


                Harrington West Financial Group, Inc.
       (Dollars in thousands, except share and per share data)

                                        At or for the
                                        Three Months    For the Year
                                            Ended           Ended
                                       --------------- ---------------
                                        Dec.    Dec.    Dec.    Dec.
                                         31,     31,     31,     31,
                                         2003    2002    2003    2002
                                       ------- ------- ------- -------
Selected Operating Data (3):

Performance Ratios and Other Data:
Return on average assets                 0.85%   0.69%   0.82%   0.68%
Return on average equity                16.96   15.04   16.37   15.36
Equity to assets                         4.93    5.15    4.93    5.15
Interest rate spread (4)                 2.83    2.83    2.90    2.97
Net interest margin (4)                  3.00    2.99    3.07    3.14
Average interest-earning assets to
 average interest-bearing liabilites   107.46  105.79  107.03  105.21
Total noninterest expenses to average
 total assets                            1.93    2.20    2.04    2.09
Efficiency ratio (5)                    59.94   65.30   60.61   62.23

Asset Quality Ratios (6):

Non-performing assets and troubled debt
 restructurings to total assets          0.00    0.00
Non-performing loans and troubled debt
 restructurings to total loans           0.00    0.05
Allowance for loan losses to total
 loans                                   0.88    0.85
Allowance for loan losses to total non-
 performing loans and troubled debt
 restructurings                           N/A     N/A
Net charge-offs to average loans
 outstanding                             0.00    0.08

----------------------------------------------------------------------
(1) Consists of service charges, wholesale mortgage banking income, trust income, other commissions and fees and other miscellaneous noninterest income.
(2) Consists of computer services, consulting fees, marketing and other miscellaneous noninterest expenses.
(3) With the exception of return on average assets and return on average equity (which are based on month-end balances), all ratios are based on average daily balances. All ratios are annualized where appropriate.
(4) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate on interest-bearing liabilites. Net interest margin represents net interest income as a percentage of average interest-earning assets.
(5) Efficiency ratio represents noninterest expenses as a percentage of the aggregate of net interest income after provision for loan losses and noninterest income, excluding gains and losses on securities, deposits and loans.
(6) Non-performing loans generally consist of non-accrual loans and non-performing assets generally consist of non-performing loans and real estate acquired by foreclosure or deed-in-lieu thereof.

    CONTACT: Harrington West Financial Group, Inc.
             For information contact:
             Craig J. Cerny, 913-663-0180
             For share transfer information contact:
             Lisa Watkins, 805-688-6644